                                                                   EXHIBIT 11.1

                         ACE LIMITED AND SUBSIDIARIES

                   COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                        YEAR ENDED SEPTEMBER 30,
                         -------------------------------------------------------
                            1997       1996       1995       1994        1993
                         ---------- ---------- ---------- ----------  ----------
                           (IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER
                                              SHARE DATA)
Earnings (loss) per
 share Primary
Weighted average
 Ordinary Shares
 outstanding............ 56,606,877 49,275,027 46,859,168 48,202,545  40,619,319
Average stock options
 outstanding (net of
 repurchased shares
 under the treasury
 stock method) (i)......    886,794    538,601    199,838        --       21,944
                         ---------- ---------- ---------- ----------  ----------
Weighted average
 Ordinary shares and
 ordinary share
 equivalents
 outstanding............ 57,493,671 49,813,628 47,059,006 48,202,545  40,641,263
                         ========== ========== ========== ==========  ==========
Net income (loss)....... $  461,354 $  289,733 $  237,566 $  (45,678) $  223,547
                         ---------- ---------- ---------- ----------  ----------
Earnings (loss) per
 share.................. $     8.02 $     5.82 $     5.05 $    (0.95) $     5.50
                         ========== ========== ========== ==========  ==========
Earnings (loss) per
 share Assuming full
 dilution
Weighted average
 Ordinary shares
 outstanding............ 56,606,877 49,275,027 46,859,168 48,202,545  40,619,319
Average stock options
 outstanding (net of
 repurchased shares
 under the treasury
 stock method) (i)......  1,322,417    717,156    199,838        --      414,744
                         ---------- ---------- ---------- ----------  ----------
Weighted average
 Ordinary shares and
 ordinary share
 equivalents
 outstanding............ 57,929,294 49,992,183 47,059,006 48,202,545  41,034,063
                         ========== ========== ========== ==========  ==========
Net income (loss)....... $  461,354 $  289,733 $  237,566 $  (45,678) $  223,547
                         ---------- ---------- ---------- ----------  ----------
Earnings (loss) per
 share.................. $     7.96 $     5.79 $     5.05 $    (0.95) $     5.45
                         ========== ========== ========== ==========  ==========

  The number of shares for all periods presented have been adjusted to reflect the eight-for-one stock split effective January 14, 1993.
--------
(i) In 1994, the inclusion of stock options in the loss per share calculations would be antidilutive.

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